UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2005 (October 28, 2005)

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road
Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2005, Universal Compression Holdings, Inc. (“Holdings”) and Universal Compression, Inc. (“Universal” and, together with Holdings, the “Company”) completed the restructuring of the $200.0 million asset-backed securitization lease facility entered into in 2002 (the “2002 ABS Facility”) and added a new $25.0 million revolving warehouse facility.  The issuer of the restructured $200,000,000 Floating Rate Asset Backed Notes, Series 2005-1 (the “Series 2005-1 Notes”) and the new notes under the revolving warehouse facility (the “Series 2005-2 Notes” and, together with the Series 2005-1 Notes, the “Notes”) is UCO Compression 2005 LLC (the “Issuer”), a wholly owned subsidiary of the Company.

The Series 2005-1 Notes were issued at a price equal to 100% of the principal amount thereof.  Interest and fees payable to the noteholders and the series enhancer (described below) will accrue on the Series 2005-1 Notes at the variable rate of one-month LIBOR plus 0.74%, payable monthly.  The principal of the Series 2005-1 Notes is expected to amortize over 14 years until the expected final payment date, which is October 21, 2019.

The Series 2005-2 Notes will, subject to certain limited circumstances, begin to amortize starting October 20, 2006 and are expected to amortize over 13 years.  Interest on the Series 2005-2 Notes will be calculated based on the actual unpaid principal balance of the Series 2005-2 Notes during the applicable interest period at the variable rate of one-month LIBOR plus 0.50% and payable monthly, along with the payment of fees to the series enhancer.

The Series 2005-1 Notes were issued pursuant to a Series 2005-1 Supplement, dated as of October 28, 2005, to an Indenture, dated as of October 28, 2005 (the “Indenture”), each entered into by and between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”), and the Series 2005-2 Notes were issued pursuant to a Series 2005-2 Supplement to the Indenture, which was also dated as of October 28, 2005, which supplements include interest and payment terms.  The Indenture contains customary terms and conditions with respect to an issuance of asset backed securities, including representations and warranties, covenants and events of default, which are less restrictive than those under the 2002 ABS Facility.

Repayment of the Notes has been secured by a pledge of all of the assets of the Issuer consisting primarily of a fleet of natural gas compressors and the contracts to provide compression services relating to the fleet (collectively, the “Issuer Assets”), all of which have been transferred to the Issuer by a subsidiary of the Company, UCO Compression 2002 LLC (“UCO 2002”), or the issuer under the 2002 ABS Facility.  The Issuer Assets will be managed by Universal pursuant to a Management Agreement (described below).   The collections relating to the Issuer Assets will then be allocated pursuant to an Intercreditor and Collateral Agency Agreement dated as of October 28, 2005 among the Indenture Trustee, Universal, the Issuer, the intercreditor collateral agent, the bank agent and the other parties listed therein and will then be transferred to the Indenture Trustee.

The Issuer obtained from Ambac Assurance Corporation (“Ambac”), as the series enhancer, financial guaranty insurance policies that, subject to their terms, guarantees the timely payment of scheduled interest on the Notes and ultimate payment of the then unpaid principal balance of the Notes on October 20, 2025.  The insurance policies were issued pursuant to an Insurance and Indemnity Agreement, dated as of October 28, 2005, by and among Ambac, the Issuer, Universal, UCO 2002 and the Indenture Trustee.  The Insurance and Indemnity Agreement contains customary terms and conditions with respect to an issuance of asset backed securities, including representations and warranties, covenants and events of default.

All Issuer Assets will be managed in accordance with the Management Agreement, dated as of October 28, 2005, by and between Universal and the Issuer (the “Management Agreement”), which requires Universal to market, service, maintain and provide contract compression services on the Issuer Assets as Universal does for its other compressors.  The Management Agreement contains customary terms and conditions, including representations and warranties, covenants and events of default, which are generally less restrictive than those under the 2002 ABS Facility.  If Universal defaults under the Management Agreement, it may be removed as the manager, in which event Caterpillar Inc., the back-up manager pursuant to the terms of a Back-up Management Agreement, dated as of October 28, 2005, by and among Caterpillar Inc., the Issuer and Universal, will become the manager of the Issuer Assets.  The obligations of Universal under the Management Agreement are guaranteed by Holdings pursuant to the terms of a Guaranty entered into on October 28, 2005 for the benefit of the Issuer and the Indenture Trustee.

As a result of the restructuring of the 2002 ABS Facility, the parties completed their respective obligations under the material definitive agreements with respect to the 2002 ABS Facility, as previously filed with the Securities and Exchange Commission by the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreements, which will be filed as exhibits to the Company’s periodic report for the period ending December 31, 2005.

Item 2.02	Results of Operations and Financial Condition.

On November 3, 2005, Universal Compression Holdings, Inc. issued a press release announcing earnings for the fiscal quarter ended September 30, 2005.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above with respect to the creation of a direct financial obligation of the Company through the restructuring of the 2002 ABS Facility.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated November 3, 2005 (regarding earnings for the fiscal quarter ended September 30, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: November 3, 2005
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President, and Chief Financial Officer